UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 22, 2003

CT COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

NORTH CAROLINA	0-19179	56-1837282
(State or other	(Commission	(IRS Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

1000 PROGRESS PLACE NE
P.O. BOX 227
CONCORD, NORTH CAROLINA	28026-0227
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(704) 722-2500

Not Applicable
(Former name or former address, if changed since last report)

ITEM 12. Results of Operations and Financial Condition.

We have made certain adjustments, which we believe are not material, to information previously reported in Note 19 – Summary of Income Statement Information (Unaudited) contained in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2002. These adjustments have no effect on the consolidated results of operations for the year ended December 31, 2002. The following table presents the data previously reported and as adjusted (amounts in thousands, except per share data):

	2002 Quarters Ended		2002 Quarters Ended
	As Reported in Form 10-K		As Adjusted

	Sept. 30	Dec. 31	Sept. 30	Dec. 31

Operating revenue	$37,077	$38,198	$36,969	$38,306
Operating income	5,355	4,371	4,955	4,771

Income from continuing operations	3,134	3,244	2,898	3,480
Loss from discontinued operations	(3,416)	(554)	(3,416)	(554)

Net income (loss)	$(282)	$2,690	$(518)	$2,926

Basic earnings per common share:
Earnings from continuing operations	$0.16	$0.18	$0.16	$0.19
Loss from discontinued operations	(0.18)	(0.03)	(0.18)	(0.03)
Net income (loss)	(0.02)	0.15	(0.03)	0.16

Diluted earnings per common share:
Earnings from continuing operations	$0.16	$0.18	$0.16	$0.19
Loss from discontinued operations	(0.18)	(0.03)	(0.18)	(0.03)
Net income (loss)	(0.02)	0.15	(0.03)	0.16

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CT COMMUNICATIONS, INC. (Registrant)

Date: October 23, 2003	By:	/s/ Ronald A. Marino

Ronald A. Marino
Chief Accounting Officer